                                                                      EXHIBIT 5

                                                   DEXTER
                                                   Dexter Corporation
                                                   One Elm Street
KATHLEEN BURDETT                                   Windsor Locks, CT 06096-2334
Vice President and Chief Financial Officer         Tel: 860.292.7620
                                                   Fax: 860.292.7669

To: J. Stark Thompson

From: Kathleen Burdett

CC: K. Grahame Walker, Joseph C. Stokes

Date: December 10, 1998

Subject:Interim Financial Information

As you know, for many years Life Technologies, Inc. ("LTI") has provided detailed interim financial information and forecasts on a monthly and quarterly basis to Dexter Corporation, its majority shareholder. This practice was suspended after Dexter launched its tender offer to acquire all of the LTI shares it does not presently own.

As the end of Dexter's fiscal year approaches, however, Dexter is no longer able to conduct its financial management operations adequately and carry out its responsibilities to its shareholders without limited information regarding LTI's past and anticipated fourth quarter results. Accordingly, Dexter requests that you furnish the information set forth on the attached schedule as promptly as possible. Please note that the requested information is substantially less than that which has been provided routinely by LTI to Dexter in the past.

We know you are conscious of your responsibilities to LTI's public shareholders, particularly while Dexter's tender offer is pending. Please be assured that Dexter intends, after reviewing such information, to promptly make all public disclosures which it believes to be material to LTI's public shareholders during the tender offer.

KB:mlk
Attachment

                        INCOME STATEMENT, BALANCE SHEET
                          AND QUARTERLY FORECAST DATA

____________                                                     ____________
  BUSINESS                                                       MONTH/YEAR

--------------------------------------------------------------------------------
 INCOME
STATEMENT
   AND
 BALANCE
 SHEET*    AMOUNT ($)

Net Sales
---------------------------------------------------------------------------
Cost of Goods Sold
---------------------------------------------------------------------------
Selling Expense
---------------------------------------------------------------------------
Administrative Expense
---------------------------------------------------------------------------
R&D Expense
---------------------------------------------------------------------------
Other Income
---------------------------------------------------------------------------
Other Expense
---------------------------------------------------------------------------
Realized FX Loss/Gain
---------------------------------------------------------------------------
Other
---------------------------------------------------------------------------
Income Taxes
---------------------------------------------------------------------------
Minority Interests
---------------------------------------------------------------------------
Net Income
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Cash and Short-term Securities
---------------------------------------------------------------------------
Accounts Receivable, Net
---------------------------------------------------------------------------
Inventories--FIFO
---------------------------------------------------------------------------
LIFO Reserve
---------------------------------------------------------------------------
Prepaid and Deferred Expenses
---------------------------------------------------------------------------
Other Assets
---------------------------------------------------------------------------
Property, Plant & Equipment, Net
---------------------------------------------------------------------------
Intangibles, Net
---------------------------------------------------------------------------
Total Assets
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Short-term Debt
---------------------------------------------------------------------------
Accounts Payable, Net
---------------------------------------------------------------------------
Dividends Payable
---------------------------------------------------------------------------
Accrued Expenses
---------------------------------------------------------------------------
Deferred Liabilities
---------------------------------------------------------------------------
Minority Interests
---------------------------------------------------------------------------
Intercompany
---------------------------------------------------------------------------
Total Liabilities
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Total Equity
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Liabilities and Equity
---------------------------------------------------------------------------
*Provide information separately for the months of October and November
 1998.

--------------------------------------------------------------------------------
QUARTERLY
FORECAST   4Q 1998 ($000)

Net Sales
--------------------------
--------------------------
Business Contribution
--------------------------
Other
--------------------------
Income Taxes
--------------------------
Minority Interests
--------------------------
Net Income